Exhibit 99.2
Neil Lefort Welcome and Brief Summary of Meeting

Question and answer session 3:00 - 3:30pm Market Session #3 / Industrial and Emerging Markets (25 minutes each) 2:10 - 3:00pm Break 1:55 - 2:10pm Market Session #2 / Auto and Consumer Electronics (25 minutes each) 1:05 - 1:55pm Market Session #1 / Data and Telecom (25 minutes each) 12:15 - 1:05pm Lunch 11:45 - 12:15pm Question and answer session 11:30 - 11:45am Looking Forward - Operations / Liam McCarthy - Growth / Martin Slark Review of June Quarter, FY08, FY09 Outlook / Group 10:15 - 11:30am Welcome and brief summary of meeting / Neil Lefort 10:00 - 10:15am Meeting Agenda Page 1

Forward-Looking Statement Statements at this meeting that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Forward- looking statements are based on currently available information and include, among others, the discussion under "2009 Fiscal Year and First Fiscal Quarter Outlook." These risks and uncertainties include those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities, as well as difficulty implementing the transition to a product-focused organization structure. Other risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2008, which is incorporated by reference and in reports that Molex files or furnishes with the Securities and Exchange Commission. This release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise. Page 2

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") meeting / conference call on August 6, 2008 regarding the Company's financial results for the fiscal quarter ended June 30, 2008 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the meeting / conference call to the most comparable GAAP measure. Page 3

Dave Johnson Review of June Quarter and Fiscal 2008 Page 4

Financial Summary - GAAP (US$ in millions, except per-share data) $1.19 181,395 $0.29 178,965 E.P.S. Average Shares Outstanding 30.5% 20.0% $11.5 $ 9.2 10.2% 36.4% $215.4 6.5% 31.0% 19.6% $4.3 $2.2 10.4% 42.2% $52.6 6.0% Gross Margin SG&A % Investment Income Interest Income Pretax Return Effective Tax Rate Net Income % of Sales $3,328.3 $871.9 Net Revenue Full Year 2008 June Quarter Page 5

GAAP to Non-GAAP Reconciliation $0.06 $10.9 Tax Charge $0.41 $73.4 $106.0 Non-GAAP $0.06 $9.9 $15.0 Restructuring Charge $0.29 $52.6 $91.0 GAAP EPS After- Tax Pretax JUNE QUARTER Page 6

Balance Sheet and Operating Metrics (US$ in millions) $41.7 $39.0 Research & Development $61.0 $71.2 Capital Expenditures $221.6 $213.0 Total Debt 79 days 76 days Inventory Days Outstanding $458.0 $458.3 Inventory 79 days 76 days Receivable Days Outstanding $746.7 $740.8 Accounts Receivable $492.2 $509.8 Cash & Marketable Securities March 31, 2008 June 30, 2008 Page 7

Gross Margin Trend 30.0% 29.8% 30.1% 30.9% 31.0% 30.5% Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 FY 08 Page 8

SG&A Expense Trend (% of revenue) 20.4% 20.3% 19.7% 20.4% 19.6% 20.0% Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 FY 08 Page 9

Operating Margin Trend* (% of revenue) 9.5% 10.4% 10.6% 11.4% 10.5% Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 FY 08 *Non-GAAP -before restructuring Page 10 9.6%

Capital Expenditure Trend (% of revenue) 9.8% 6.2% 6.3% 7.4% 8.2% 7.0% Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 FY 08 Page 11

Martin Slark Review of Revenue, Orders and Outlook Page 12

Revenue Trend (US$ in millions) $792 $793 $842 $822 $872 Q4 07 Q1 08 Q2 08 Q3 08 Q4 08 Page 13

Revenue Growth by Industry - June Quarter 18.0% 3.7% Medical 10.7% 5.6% Total - 10.5% 3.0% Industrial 16.5% 11.9% Consumer Elect. 28.5% 10.1% Telecom 10.0% 3.5% Data 0.7% - 1.6% Automotive YOY Sequential Page 14

Order Trend (US$ in millions) 700 725 750 775 800 825 850 875 900 925 FY07 Q1 FY07 Q2 FY07 Q3 FY07 Q4 FY08 Q1 FY08 Q2 FY08 Q3 FY08 Q4 Page 15

Growth in Orders by Industry - June Quarter - 14.0% 2.3% Medical 10.5% - 4.5% TOTAL 2.6% - 3.5% Industrial 10.8% 1.7% Consumer Elect. 28.4% - 12.4% Telecom 11.9% - 0.8% Data 1.5% - 3.4% Automotive YOY Sequential Page 16

Outlook $1.55 to $1.65 Non-GAAP EPS 14.3 % Mid Point Increase Over Prior Year $50 to $65 million restructuring charge FY09 Fiscal Year $1.33 to $1.43 GAAP EPS $3.50 to $3.60 billion Revenue Page 17

Outlook $0.36 to $0.41 Non-GAAP EPS 28.3 % Mid Point Increase Over Prior Year $0.01 restructuring charge September Fiscal Quarter $0.35 to $0.40 GAAP EPS $860 to $880 million Revenue Page 18